UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 27, 2008 (July 21, 2008)

Date of report  (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02   Results of Operation and Financial Condition

On October 20, 2008, Hexcel Corporation, a Delaware corporation (the “Company”), issued a press release in which the Company announced its financial results for the third quarter ended September 30, 2008.  A copy of this press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

In the course of preparing this Current Report on Form 8-K, the Company became aware that it had inadvertently failed to timely furnish its press release relating to its financial results for the second quarter of 2008 on a Form 8-K.  A copy of such press release, dated July 21, 2008, is being furnished as Exhibit 99.2 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01   Other Events

On October 27, 2008, the Company posted to its website a table which summarizes sales by product group and market segment for the quarters ended September 30, 2008, June 30, 2008, September 30, 2007 and June 30, 2007 and for the nine-month periods ending September 30, 2008 and September 30, 2007.  A copy of this information is being furnished as Exhibit 99.3 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

                        (d)  Exhibits

                                                99.1            Press Release issued by the Company on October 20, 2008.

99.2            Press Release issued by the Company on July 21, 2008.

99.3            Sales by product group and market segment for the quarters ended September 30, 2008, June 30, 2008, September 30, 2007 and June 30, 2007 and for the nine-month periods ending September 30, 2008 and September 30, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

October 27, 2008
/s/ Mark I. Clair

Mark I. Clair
Vice President, Corporate Controller &
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on October 20, 2008.

99.2	Press Release issued by the Company on July 21, 2008.

99.3

Sales by product group and market segment for the quarters ended September 30, 2008, June 30, 2008, September 30, 2007 and June 30, 2007 and for the nine-month periods ending September 30, 2008 and September 30, 2007.